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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _________________________ FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2007

GOLDEN STAR RESOURCE CORP. (Exact name of registrant as specified in its charter)

NEVADA	000-52837	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

350 - 6338 N. New Braunfels Avenue San Antonio, TX 78209 (Address of principal executive offices and Zip Code) (210) 862-4071 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b.	Effective October 17, 2007, Egil Livgard resigned as president, principal executive officer and a member of the board of directors of Golden Star Resource Corp. His resignation was not as a result of any disagreement with the company.

c.	Effective October 17, 2007, Golden Star Resource announced Steven Bergstrom will join the company as the president, principal executive officer and member of the board of directors.

Since April 1985, Mr. Bergstrom has been serving as President for Triad Exploration Inc. a private Washington based, exploration company. He founded Triad Exploration to exploit opportunities in the base and precious metal mining industry. Triad Exploration specializes in the acquisition of base and precious metal mining properties and also provides consulting services to other mineral exploration companies. From December 1986 until February 2001, Mr. Bergstrom was Vice President of Mining Operations for Triumph Corporation, a private Colorado exploration company headquartered in Spokane Valley, WA. Triumph Corporation is a precious metals exploration company. Mr. Bergstrom currently sits on the Board of Directors of Triumph Corporation. From September 1999 to March 2003, Mr. Bergstrom was a Director for Nevak Mining Ltd., a private Nevada based, gold producing company no longer in operation. The Mud Creek Mine on the Seward Peninsula in Alaska was the once operational mine of Nevak Mining. From October 1979 to November 1984, Mr. Bergstrom founded and served as President for International Bullion Inc., a private Nevada based, exploration company no longer in operation. International Bullion was a mining company that built, operated, and sold a heap leach gold project in Nevada. The company expanded it operations to include the direct importation of precious metal concentrates and precipitates that were subsequently processed and sold to refineries. Steve Bergstrom also serves as President for Silver Hill Mines Inc, a Nevada exploration company headquartered in Greenacres, WA. He is President of Alliance Aviation LLC, a Nevada aviation services company headquartered in Laguna Niguel, CA; Alliance Aviation's primary aviation service will be charter operations for corporate clients. Other aviation services provided will be aircraft leasing, maintenance, and finance. He is President of Western Locators LLC, a Harrison, ID based exploration services and land services company; Western Locators provides exploration services such as claim staking, filing services, property acquisition consulting, land status reports, and other services necessary for the evaluation and acquisition of potential mineral properties. He is a Managing Member of AuTech LLC, a Nevada based gold extraction technology company with headquarters in Verndale, WA. AuTech is involved in acquiring and developing a proprietary process related to the extraction of gold from ores. All of these companies are private companies. He holds a bachelors degree in Economics from North Dakota State University(1970), has served as an E-4 in the US Army at West Point and he is a Vietnam Veteran. He is 59 years old.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 17th day of October, 2007.

GOLDEN STAR RESOURCE CORP.

BY:   KATHRINE MACDONALD
         Kathrine MacDonald, Principal Accounting
         Officer, Principal Financial Officer,
         Secretary/Treasurer and a member of the board of
         directors.